UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 20, 2006

Ardent Acquisition Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-51115	1635240
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1415 Kellum Place, Suite 205, Garden City, New York	11530
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (516) 739-1017

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 8.01. Other Events.

On November 20, 2006, Avantair, Inc. (“Avantair”) issued a press release announcing that it took delivery of another Avanti II aircraft, its fifth delivery since September, that its fleet now comprises 29 aircraft, and that it anticipates operating a fleet of approximately 40 aircraft by the end of fiscal year 2007.

On October 2, 2006, Ardent Acquisition Corporation (the “Company”) entered into a Stock Purchase Agreement with certain stockholders and Letter Agreements with other stockholders (each stockholder is a “Seller” and are collectively the “Sellers”) of Avantair, pursuant to which the Company agreed to acquire from the Sellers all of Avantair’s issued and outstanding capital stock.

The entire text of the press release is furnished as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

99.1	Press release, dated November 20, 2006.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARDENT ACQUISITION CORPORATION

By:	/s/ Barry J. Gordon
Name:	Barry J. Gordon
Title:	Chief Executive Officer

Date: November 20, 2006